UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2008

SURFECT HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	33-132597	88-0513176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Broadway Road Tempe, Arizona	85282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 968-2897

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 11, 2008 Surfect Holdings, Inc. (the “Company”) entered into a Waiver and Investment Agreement and an Acknowledgement and Agreement to Modification of Waiver and Investment Agreement, dated December 4, 2007 (collectively, the “Waiver”), with the holder (“Bridge Investor”) of the Company’s outstanding 10% senior secured convertible note (the “Bridge Note”) in the principal amount of $50,000. Pursuant to the Waiver, the Bridge Investor agreed to extinguish the Bridge Note which matured on October 29, 2007 and to waive any and all existing or prior breaches or defaults under the Bridge Note and any other rights, including the penalties to which the Bridge Investor was entitled, in exchange for the right to convert the outstanding principal amount of the Bridge Note, plus all accrued and unpaid interest through November 30, 2007, into (i) shares of the Company’s common stock par value $0.0001 per share (“Common Stock”) at a conversion price of $0.04 per share and (ii) a five-year year warrant to purchase the same number of shares of Common Stock issued upon conversion of the Bridge Note, at an exercise price of $0.08 per share.

The foregoing is not a complete summary of the terms of the Waiver and is qualified in its entirety by reference to the complete text of the Form of Waiver and Investment Agreement and Form of Acknowledgement and Agreement to Modification of Waiver and Investment Agreement attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

On December 4, 2008, we issued 75,000 shares of Common Stock to a consultant for investor relation services provided to the Company.

On January 11, 2008, the Company issued an aggregate of (i) 7,000,000 shares of Common Stock, and (ii) five-year warrants to purchase an aggregate of 7,000,000 shares of Common Stock at an exercise price of $0.08 per share to its short-term bridge investors (“Short-Term Bridge Investors”) pursuant to the terms of the Company’s outstanding short-term promissory notes, dated November 29, 2007 (the “Short-Term Notes”), in the aggregate principal amount of $140,000 as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2008.

Pursuant to the terms of the Waiver, on January 11, 2008 the Company issued (i) 1,291,625 shares of Common Stock, and (ii) a five-year warrant to purchase an aggregate of 1,291,625 shares of Common Stock at an exercise price of $0.08 per share, to the Bridge Investor. In addition, pursuant to the terms of the Waiver, the Company issued 239,234 additional shares of Common Stock to the Bridge Investor, pro rata with his bridge loan investment.

On January 11, 2008 and January 16, 2008, the Company accepted subscriptions from accredited investors (“PIPE Investors”) in a private offering (the “Offering”) for an aggregate of (i) 35,500,000 shares and 9,875,000 shares, respectively, of Common Stock, and (ii) five-year warrants to purchase an aggregate of 35,500,000 shares and 9,875,000 shares, respectively, of Common Stock at an exercise price of $0.08 per share, which resulted in gross proceeds to the Company of $1,420,000 and $395,000, respectively. The Company had previously sold Common Stock and warrants in a private offering for aggregate gross proceeds of $3,908,060 (including $1,233,060 of indebtedness that was converted in the offering), as reported in the Company’s Current Reports on Form 8-K filed with the SEC on November 30, 2007 and December 14, 2007.

Westminster Securities Corporation (“Westminster”) acted as placement agent with respect to the Offering and received a cash fee equal to $127,050 (equal to 7% of the gross proceeds of the Offering) and warrants to purchase an aggregate of 7,582,500 shares of Common Stock (equal to 7% of the number of shares of Common Stock issued and issuable in the Offering (including Common Stock underlying warrants)) at an exercise price of $0.04 per share. In addition, through January 27, 2009, Westminster is entitled to (i) such placement agent fees in the event the Company enters into a financing transaction with certain entities introduced to the Company by Westminster, and (ii) serve as exclusive placement agent to the Company for any financing by the Company of at least $1.5 million.

The warrants described above may be exercised, at the option of the holder, by cash payment of the exercise price or by “cashless exercise” (in which case the Company will not receive additional proceeds), provided, however, that no such exercise will result in the holder, together with its affiliates, beneficially owning in excess of 4.99% of the outstanding shares of Common Stock, unless waived by the Company, in which case such percentage will not exceed 9.99%. The warrants also provide the holder with anti-dilution price protection.

The Common Stock and warrants described above were offered and sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

Pursuant to a registration rights agreement, the Company has agreed to file a registration statement covering the resale of the shares of Common Stock issued and issuable upon the exercise of the warrants, to the Short-Term Bridge Investors, the Bridge Investor and the PIPE Investors (collectively, the “Investors”) and Westminster no later than January 25, 2008 (the “Filing Date”), and to have such registration statement declared effective on or before 60 days from the Filing Date. If the Company does not timely file the registration statement or cause it to be declared effective by the required dates, then each Investor in the Offering and Westminster will be entitled to liquidated damages, payable in cash or Common Stock, at the Company’s option, equal to 1% of the aggregate purchase price paid by such Investor and Westminster for the securities, and an additional 1% for each month that the Company does not file the registration statement or cause it to be declared effective. Notwithstanding the foregoing, in no event shall liquidated damages exceed 10% of the aggregate gross proceeds of the Offering.

The foregoing is not a complete summary of the terms of the Short-Term Note or the offering described in this Item 3.02, and reference is made to the complete text of the Form of Promissory Note, Form of Subscription Agreement, Form of Supplement No. 1 to Subscription Agreement, Form of Warrant and Form of Registration Rights Agreement attached hereto as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7, respectively.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2008, each of Chad Brownstein and Jonah Schnel resigned from the Company’s board of directors, effective immediately. On January 10, 2008, the Company’s board of directors voted to appoint Mark T. Cox, Pio M. Verges and Michael G. Mezzapelle to the board to fill an existing vacancy and vacancies created by the resignations of Messrs. Brownstein and Schnel. The biographies of Messrs. Cox, Verges and Mezzapelle are provided below.

Mark T. Cox has served as a director since January 10, 2008. In 2003, Mr. Cox founded New Energy Fund LP, a public equity hedge fund which focuses on sustainable energy, and has served as its chief executive officer since such time. Prior thereto from 1997 to 2002, Mr. Cox was portfolio manager of Pinnacle International Management LLC. Mr. Cox has 23 years of international equity experience as an analyst, in global institutional equity sales and as a portfolio manager. Mr. Cox holds an MBA from Columbia University, a MA from Dundee University and a BA from Université de Toulouse le Mirail, France.

Pio M. Verges has served as a director since January 10, 2008. Mr. Verges has been a financial consultant for various European companies since 1995, most recently since 2005 providing financial management consulting services to Frankfurt Aribau. From 1990 to 2007, Mr. Verges has been a professor of finance at La Salle Universities for its MBA and Master in Information Management programs and at the European University for its BBA and MBA programs in Barcelona, Spain. Mr. Verges holds a law degree from the School of Law, University of Navarra, Pamplona, Spain and an MBA from I.E.S.E. University of Navarra, Barcelona, Spain.

Michael G. Mezzapelle has served as a director since January 10, 2008. In December 2002, Mr. Mezzapelle founded Mezzapelle & Associates, LLC, a certified public accounting firm, which primarily services clients in the Connecticut, New York and New Jersey area. Prior thereto, from 1981 to November 2002, Mr. Mezzapelle was a partner of Strada & Mezzapelle, LLC of Stamford, Connecticut. Mr. Mezzapelle is a Certified Public Accountant and holds a BS degree in Accounting from Fairfield University.

Mr. Cox is the chief executive officer of New Energy Fund LP, a PIPE Investor, which fund received 7,500,000 shares and a warrant to purchase 7,500,000 shares of Common Stock at $0.08 per share in the Offering. Mr. Cox disclaims beneficial ownership of such shares.

Mr. Mezzapelle is president of Goliath Holdings, LLC, a PIPE Investor, which company received 250,000 shares and a warrant to purchase 250,000 shares of Common Stock at $0.08 per share in the Offering. Mr. Mezzapelle disclaims beneficial ownership of such shares.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Waiver and Investment Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated December 14, 2007 (“December 2007 8-K”))

10.2	Form of Acknowledgment and Agreement to Modification of Waiver and Investment Agreement (incorporated herein by reference to Exhibit 10.2 to the December 2007 8-K)

10.3	Form of Promissory Note (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated November 30, 2007 (November 2007 8-K”))

10.4	Form of Subscription Agreement (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A, dated November 30, 2007)

10.5	Form of Supplement No. 1 to Subscription Agreement (incorporated herein by reference to Exhibit 10.3 to the November 2007 8-K)

10.6	Form of Warrant (incorporated herein by reference to Exhibit 10.4 to the November 2007 8-K)

10.7	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.5 to the November 2007 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURFECT HOLDINGS, INC.

Dated: January 16, 2008	By:	/s/ Steven Anderson
Name: Steven Anderson
Title: President and Chief Executive Officer